UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2014

First National Community Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 25, 2014, McGladrey LLP (“McGladrey”) advised First National Community Bancorp, Inc. (the “Company”) that it will not seek reappointment as the independent registered public accounting firm for the Company. McGladrey has agreed to perform review services through the filing of the Company’s Form 10-Q for the quarter ending March 31, 2014. The Audit Committee (the “Audit Committee”) of the Board of Directors of the Company has instituted a search for an independent registered public accounting firm to replace McGladrey for the year ending December 31, 2014.

McGladrey’s reports on the financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2013 and 2012 and from January 1, 2014 through March 25, 2014, there were no disagreements between the Company and McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of McGladrey would have caused it to make reference thereto in its reports on the Company’s financial statements for such periods.

During the fiscal years ended December 31, 2013 and 2012 and from January 1, 2014 through March 25, 2014, there have been no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided McGladrey with a copy of the disclosures in this Current Report on Form 8-K and has requested that McGladrey furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements in this Item 4.01. A copy of the letter from McGladrey dated March 28, 2014 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

16.1     Letter of McGladrey pursuant to Item 304(a)(3) of Regulation S-K dated March 28, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL COMMUNITY BANCORP, INC.

	By:	/s/ James M. Bone, Jr.
James M. Bone, Jr., CPA
Executive Vice President and Chief Financial Officer

Dated: March 28, 2014